EXHIBIT 16



                  [Letterhead of Coopers & Lybrand L.L.P.]


January 4, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by CompuDyne Corporation (the Company) (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Coopers & Lybrand L.L.P.